ADP Reports Third Quarter Fiscal 2023 Results
•Revenues increased 9% compared to last year's third quarter to $4.9 billion; 10% organic constant currency
•Net earnings increased 12% to $1.0 billion, and adjusted net earnings increased 13% to $1.0 billion
•Adjusted EBIT increased 14% to $1.4 billion, and adjusted EBIT margin increased 110 basis points to 27.8%
•Diluted earnings per share ("EPS") increased 14% to $2.51; adjusted diluted EPS increased 14% to $2.52
•Raising full year guidance for adjusted diluted EPS growth

ROSELAND, N.J. – April 26, 2023 – ADP (Nasdaq: ADP), a leading global technology company providing human capital management (HCM) solutions, today announced its third quarter fiscal 2023 financial results and updated its fiscal 2023 outlook.
Third Quarter Fiscal 2023 Consolidated Results
Compared to last year’s third quarter, revenues increased 9% to $4.9 billion and 10% on an organic constant currency basis. Net earnings increased 12% to $1.0 billion, and adjusted net earnings increased 13% to $1.0 billion. Adjusted EBIT increased 14% to $1.4 billion, representing an adjusted EBIT margin increase of 110 basis points in the quarter to 27.8%. ADP’s effective tax rate for the quarter was 23.5% on a reported and an adjusted basis. Diluted EPS increased 14% to $2.51, and adjusted diluted EPS increased 14% to $2.52.
“Our impressive third quarter results are a testament to the overall strength and consistency of our business and the dedication of our associates," said Maria Black, President and Chief Executive Officer, ADP. "Despite the ongoing macroeconomic uncertainty, we again delivered strong revenue growth, margin expansion, and EPS growth. Our innovative HCM solutions continue to meet and exceed the expectations of our clients and prospects, and we are proud to provide the trusted expertise they need to navigate the changing environment."
"With continued healthy Employer Services new business bookings, client revenue retention, and U.S. pays per control growth in the third quarter, we are positioned for strong overall fiscal 2023 results," said Don McGuire, Chief Financial Officer, ADP. "As we look ahead, we remain focused on driving profitable growth as we invest in our business to accelerate our progress on our modernization journey and to capitalize on our substantial secular growth opportunity."

Adjusted EBIT, adjusted EBIT margin, adjusted net earnings, adjusted diluted earnings per share, adjusted effective tax rate and organic constant currency are all non-GAAP financial measures. Please refer to the accompanying financial tables at the end of this release for a discussion of why ADP believes these measures are important and for a reconciliation of non-GAAP financial measures to their closest comparable GAAP financial measures.

Third Quarter Segment Results
Employer Services – Employer Services offers a comprehensive range of global HCM and Human Resources Outsourcing solutions. Compared to last year's third quarter:
•Employer Services revenues increased 11% on a reported basis and 12% on an organic constant currency basis
•U.S. pays per control increased 4%
•Employer Services segment margin increased 80 basis points

PEO Services – PEO Services provides comprehensive employment administration outsourcing solutions. Compared to last year's third quarter:
•PEO Services revenues increased 5%
•PEO Services revenues excluding zero-margin benefits pass-throughs increased 3%
•Average worksite employees paid by PEO Services increased 3% to about 710,000
•PEO Services segment margin increased 140 basis points

Included within the results of our segments above:
Interest on Funds Held for Clients – The safety, liquidity, and diversification of ADP clients’ funds are the foremost objectives of the Company’s investment strategy. Client funds are invested in accordance with ADP’s prudent and conservative investment guidelines, and most of the investment portfolio is rated AAA/AA. Compared to last year's third quarter:
•Interest on funds held for clients increased 111% to $249 million
•Average client funds balances increased 3% to $39.2 billion
•The average interest yield on client funds increased 130 basis points to 2.5%

Fiscal 2023 Outlook
Certain components of ADP’s fiscal 2023 outlook and related growth comparisons exclude the impact of the following items and are discussed on an adjusted basis where applicable. Please refer to the accompanying financial tables for a reconciliation of these adjusted amounts to their closest comparable GAAP measure.
•Fiscal 2022 pre-tax charges of about $4 million related to transformation initiatives
•Fiscal 2023 expected pre-tax charges of about $10 million related to transformation initiatives
•Fiscal 2023 pre-tax gain of about $4 million related to legal settlements
Consolidated Fiscal 2023 Outlook
•Revenue growth of 8% to 9%
•Adjusted EBIT margin expansion of 125 to 150 basis points
•Adjusted effective tax rate of about 23%
•Diluted EPS growth of 16% to 17%
•Adjusted diluted EPS growth of 16% to 17%
Employer Services Segment Fiscal 2023 Outlook
•Employer Services revenue growth of about 9%
•Employer Services margin expansion of about 200 basis points
•Employer Services new business bookings growth of 6% to 9%
•Employer Services client revenue retention decrease of 10 to 20 basis points
•Increase in U.S. pays per control of about 4%
PEO Services Segment Fiscal 2023 Outlook
•PEO Services revenue growth of about 8%
•PEO Services revenue, excluding zero-margin benefits pass-throughs, growth of 7% to 8%
•PEO Services margin expansion of 50 to 75 basis points
•PEO Services average worksite employee count growth of about 6%
Client Funds Extended Investment Strategy Fiscal 2023 Outlook
The interest assumptions in our outlook are based on Fed Funds futures contracts and various forward yield curves as of April 25, 2023. The Fed Funds futures contracts are used in the client short and corporate cash interest income outlook. A combination of various forward yield curves that reflect our investment mix, resulting in a blended rate of 3.5%, was used to forecast new purchase rates across the client and corporate extended and client long portfolios over the remainder of the fiscal year.

•Interest on funds held for clients of $790 to $800 million; this is based on anticipated growth in client funds balances of 4% to 5% and an average yield that is anticipated to increase to 2.4%
•Total contribution from the client funds extended investment strategy of $710 to $720 million

Fiscal 2023 Outlook

		Fiscal 2022 (unaudited)	January 25, 2023 Fiscal 2023 Outlook (a)	April 26, 2023 Fiscal 2023 Outlook (a)
Total ADP	Revenues	$16,498M	8 to 9%	8 to 9%
	Adj. EBIT Margin	23.5%	125 to 150 bps	125 to 150 bps
	Adj. Effective Tax Rate	22.5%	~23%	~23%
	Adj. Diluted EPS	$7.01	15 to 17%	16 to 17%
Employer Services	Revenues	$10,968M	8 to 9%	~9%
	Margin	31.1%	200 to 225 bps	~200 bps
	ES New Business Bookings	$1.7B	6 to 9%	6 to 9%
	Client Revenue Retention	92.1%	(30) to (20) bps	(20) to (10) bps
	U.S. Pays Per Control	7%	3 to 4%	~4%
PEO Services	Revenues	$5,546M	8 to 9%	~8%
	Revenues Ex Zero-Margin Pass-throughs	$2,031M	9 to 10%	7 to 8%
	Margin	15.7%	Flat to up 25 bps	50 to 75 bps
	Average WSEs	670,000	6 to 7%	~6%
Client Funds Interest	Average Client Funds Balances	$32.5B	4 to 5%	4 to 5%
	Yield on Client Funds Portfolio	1.4%	~2.4%	~2.4%
	Client Funds Interest Revenue	$452M	$790 to $800M	$790 to $800M
	Net Impact from Client Funds Extended Strategy	$475M	$710 to $720M	$710 to $720M
(a) Outlook contemplates the impact of foreign currency in revenue and operating results.

Investor Webcast Today
As previously announced, ADP will host a conference call for financial analysts today, Wednesday, April 26, 2023 at 8:30 a.m. ET. The conference call will be webcast live on ADP’s website at investors.adp.com and will be available for replay following the call. A slide presentation accompanying the webcast is also available at investors.adp.com/events-and-presentations.

Supplemental financial information including schedules of quarterly and full year reportable segment revenues and earnings for fiscal years 2021, 2022, and 2023 are posted to ADP’s website at investors.adp.com. ADP news releases, current financial information, SEC filings, and Investor Relations presentations are accessible at the same website.

About ADP (Nasdaq: ADP)
Designing better ways to work through cutting-edge products, premium services, and exceptional experiences that enable people to reach their full potential. HR, Talent, Time Management, Benefits, and Payroll. Informed by data and designed for people. Learn more at ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$3,088.7	$2,882.3	$8,437.3	$7,911.9
Interest on funds held for clients	249.4	118.0	577.7	325.0
PEO revenues (A) (B) (C)	1,589.7	1,512.7	4,519.4	4,133.7
Total revenues	4,927.8	4,513.0	13,534.4	12,370.6

Expenses:
Costs of revenues:
Operating expenses (B) (C)	2,299.8	2,212.5	6,508.7	6,184.0
Systems development and programming costs	208.6	197.3	622.6	585.8
Depreciation and amortization	115.4	102.4	336.8	306.2
Total costs of revenues	2,623.8	2,512.2	7,468.1	7,076.0

Selling, general, and administrative expenses	938.0	817.5	2,594.2	2,319.0
Interest expense	38.3	18.4	146.4	55.3
Total expenses	3,600.1	3,348.1	10,208.7	9,450.3

Other (income)/expense, net	(36.3)	(25.0)	(106.3)	(80.4)

Earnings before income taxes	1,364.0	1,189.9	3,432.0	3,000.7

Provision for income taxes	320.9	261.4	796.7	677.3

Net earnings	$1,043.1	$928.5	$2,635.3	$2,323.4

Basic earnings per share	$2.52	$2.22	$6.36	$5.53

Diluted earnings per share	$2.51	$2.21	$6.33	$5.51

Components of Other (income)/expense, net:
Interest income on corporate funds	$(24.1)	$(5.6)	$(82.8)	$(23.8)
Realized losses/(gains) on available-for-sale securities, net	0.9	0.3	13.9	(0.2)
Gain on sale of assets	—	(6.2)	—	(7.5)
Impairment of assets	—	4.3	0.3	4.3
Non-service components of pension income, net	(13.1)	(17.8)	(37.7)	(53.2)
Other (income)/expense, net	$(36.3)	$(25.0)	$(106.3)	$(80.4)

(A) Professional Employer Organization (“PEO”) revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes of $17,301.8 million and $16,826.6 million for the three months ended March 31, 2023 and 2022, respectively, and $50,688.4 million and $46,863.8 million for the nine months ended March 31, 2023 and 2022, respectively.

(B) PEO revenues and operating expenses include zero-margin benefits pass-through costs of $956.3 million and $897.2 million for the three months ended March 31, 2023 and 2022, respectively, and $2,846.3 million and $2,600.6 million for the nine months ended March 31, 2023 and 2022, respectively.

(C) PEO revenues and operating expenses include costs related to workers' compensation coverage and state unemployment taxes for worksite employees of $218.5 million and $242.3 million for the three months ended March 31, 2023 and 2022, respectively, and $475.9 million and $500.9 million for the nine months ended March 31, 2023 and 2022, respectively.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Balance Sheets
(In millions, except per share amounts)
(Unaudited)
	March 31,	June 30,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$1,828.4	$1,436.3
Accounts receivable, net of allowance for doubtful accounts of $51.2 and $56.8, respectively	3,072.1	3,170.6
Other current assets	769.3	628.8
Total current assets before funds held for clients	5,669.8	5,235.7
Funds held for clients	45,848.4	49,569.2
Total current assets	51,518.2	54,804.9
Long-term receivables, net of allowance for doubtful accounts of $0.2 and $0.1, respectively	8.9	9.1
Property, plant and equipment, net	663.5	652.6
Operating lease right-of-use asset	394.3	450.9
Deferred contract costs	2,641.0	2,579.7
Other assets	959.9	937.4
Goodwill	2,335.7	2,300.5
Intangible assets, net	1,360.3	1,333.1
Total assets	$59,881.8	$63,068.2

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$74.8	$110.2
Accrued expenses and other current liabilities	2,188.6	2,107.8
Accrued payroll and payroll-related expenses	754.8	862.6
Dividends payable	511.6	429.6
Short-term deferred revenues	187.1	188.2
Obligations under reverse repurchase agreements (A)	—	136.4
Income taxes payable	62.4	38.4
Total current liabilities before client funds obligations	3,779.3	3,873.2
Client funds obligations	47,756.8	51,285.5
Total current liabilities	51,536.1	55,158.7
Long-term debt	2,988.6	2,987.1
Operating lease liabilities	332.1	370.9
Other liabilities	918.7	924.2
Deferred income taxes	67.7	67.0
Long-term deferred revenues	344.8	335.0
Total liabilities	56,188.0	59,842.9

Stockholders' equity:
Preferred stock, $1.00 par value: authorized, 0.3 shares; issued, none	—	—
Common stock, $0.10 par value: authorized, 1,000.0 shares; issued, 638.7 shares at March 31, 2023 and June 30, 2022; outstanding, 413.5 and 416.1 shares at March 31, 2023 and June 30, 2022, respectively	63.9	63.9
Capital in excess of par value	2,061.9	1,794.2
Retained earnings	21,857.8	20,696.3
Treasury stock - at cost: 225.2 and 222.7 shares at March 31, 2023 and June 30, 2022, respectively	(18,162.0)	(17,335.4)
Accumulated other comprehensive (loss)/ income	(2,127.8)	(1,993.7)
Total stockholders’ equity	3,693.8	3,225.3
Total liabilities and stockholders’ equity	$59,881.8	$63,068.2

(A) As of June 30, 2022, $14.3 million of short-term marketable securities and $122.1 million of long-term marketable securities have been pledged as collateral under the Company's reverse repurchase agreements

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Cash Flows
(In millions)
(Unaudited)	Nine Months Ended
	March 31,
	2023	2022
Cash Flows from Operating Activities:
Net earnings	$2,635.3	$2,323.4
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	408.9	384.6
Amortization of deferred contract costs	738.1	714.3
Deferred income taxes	(17.6)	2.1
Stock-based compensation expense	176.6	146.2
Net pension income	(30.7)	(47.4)
Net amortization of premiums and accretion of discounts on available-for-sale securities	25.5	76.1
Other	48.6	(4.6)
Changes in operating assets and liabilities:
Decrease/(Increase) in accounts receivable	80.1	(533.6)
Increase in other assets	(985.7)	(936.9)
Decrease in accounts payable	(31.6)	(41.3)
(Decrease)/Increase in accrued expenses and other liabilities	(25.6)	103.7
Net cash flows provided by operating activities	3,021.9	2,186.6

Cash Flows from Investing Activities:
Purchases of corporate and client funds marketable securities	(5,471.1)	(8,944.0)
Proceeds from the sales and maturities of corporate and client funds marketable securities	3,881.4	3,366.9
Capital expenditures	(145.4)	(126.8)
Additions to intangibles	(285.3)	(282.3)
Acquisitions of businesses, net of cash acquired	(32.4)	(11.7)
Proceeds from sale of property, plant, and equipment and other assets	—	34.2
Net cash flows used in investing activities	(2,052.8)	(5,963.7)

Cash Flows from Financing Activities:
Net (decrease)/increase in client funds obligations	(3,412.3)	25,028.7
Payments of debt	(0.7)	(0.7)
Proceeds from the issuance of debt	—	7.3
Repurchases of common stock	(817.5)	(1,481.9)
Net proceeds from stock purchase plan and stock-based compensation plans	72.7	73.5
Dividends paid	(1,386.1)	(1,224.7)
Net payments related to reverse repurchase agreements	(142.3)	(23.5)
Net cash flows (used in)/provided by financing activities	(5,686.2)	22,378.7

Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	(25.3)	(14.2)

Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	(4,742.4)	18,587.4

Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	22,783.0	13,143.2
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$18,040.6	$31,730.6

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	1,828.4	1,634.2
Restricted cash and restricted cash equivalents included in funds held for clients	16,212.2	30,096.4
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$18,040.6	$31,730.6

Supplemental disclosures of cash flow information:
Cash paid for interest	$148.5	$57.1
Cash paid for income taxes, net of income tax refunds	$778.8	$587.9

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended			Nine Months Ended
	March 31,			March 31,
	2023	2022	% Change	2023	2022	% Change
Segment revenues
Employer Services	$3,339.1	$3,002.0	11%	$9,021.3	$8,244.8	9%
PEO Services	1,592.0	1,513.8	5%	4,524.7	4,136.7	9%
Other	(3.3)	(2.8)	n/m	(11.6)	(10.9)	n/m
Total revenues	$4,927.8	$4,513.0	9%	$13,534.4	$12,370.6	9%

Segment earnings
Employer Services	$1,244.5	$1,095.7	14%	$3,042.6	$2,697.0	13%
PEO Services	261.0	227.2	15%	747.0	632.9	18%
Other	(141.5)	(133.0)	n/m	(357.6)	(329.2)	n/m
Total pretax earnings	$1,364.0	$1,189.9	15%	$3,432.0	$3,000.7	14%

Segment margin
Employer Services	37.3%	36.5%	0.8%	33.7%	32.7%	1.0%
PEO Services	16.4%	15.0%	1.4%	16.5%	15.3%	1.2%
Other	n/m	n/m	n/m	n/m	n/m	n/m
Total pretax margin	27.7%	26.4%	1.3%	25.4%	24.3%	1.1%

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
Earnings per share information	2023	2022	% Change	2023	2022	% Change
Net earnings	$1,043.1	$928.5	12%	$2,635.3	$2,323.4	13%

Basic weighted average shares outstanding	413.7	418.1	(1)%	414.2	419.8	(1)%
Basic earnings per share	$2.52	$2.22	14%	$6.36	$5.53	15%

Diluted weighted average shares outstanding	415.5	420.2	(1)%	416.2	422.0	(1)%
Diluted earnings per share	$2.51	$2.21	14%	$6.33	$5.51	15%

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Key Statistics:
Employer Services:
Change in pays per control - U.S. (A)	4%	7%	5%	7%

PEO Services:
Paid PEO worksite employees at end of period	704,000	687,000	704,000	687,000
Average paid PEO worksite employees during the period	710,000	688,000	709,000	659,000
Significant PEO expenses included within Operating expenses
Zero-margin benefits pass-through costs	$956.3	$897.2	$2,846.3	$2,600.6
Workers' compensation and state unemployment taxes	$218.5	$242.3	$475.9	$500.9

(A) Pays per control represents the number of employees on ADP clients' payrolls in the United States when measured on a same-store-sales basis for a subset of clients ranging from small to large businesses.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except where otherwise stated)
(Unaudited)
Client Funds Strategy - Supplemental Information

	Three Months Ended
	March 31,
	2023	2022	% Change
Average investment balances at cost (in billions)
Funds held for clients	$39.2	$38.1	3%
Corporate extended (A)	$1.8	$1.3	38%
Short-term financing to support Client Funds Extended Strategy (A)	$1.8	$1.3	38%

Average interest rates earned or paid (exclusive of realized gains or losses)
Funds held for clients	2.5%	1.2%
Corporate extended (A)	1.8%	1.4%
Short-term financing to support Client Funds Extended Strategy (A)	4.5%	0.2%

Interest income (expense)
Funds held for clients	$249.4	$118.0	111%
Corporate extended (B)	8.5	4.5	89%
Short-term financing to support Client Funds Extended Strategy (B)	(20.7)	(0.5)	n/m
Net Impact from Client Funds Extended Strategy	$237.2	$122.0	94%

Funds Held for Clients - Supplemental Information

	Three Months Ended
	March 31,
	2023	2022
Average balance - Client short	$9.3	$11.1
Average balance - Client extended	18.1	16.0
Average balance - Client long	11.8	11.0
Average balance - Funds held for clients (in billions)	$39.2	$38.1

Average interest rate - Client short	4.3%	0.1%
Average interest rate - Client extended	1.8%	1.4%
Average interest rate - Client long	2.4%	2.2%
Average interest rate - Funds held for clients	2.5%	1.2%

Interest Income and Expense - Non-GAAP Reconciliation

	Three Months Ended
	March 31,
	2023	2022
Corporate extended interest income (B)	$8.5	$4.5
All other interest income	15.6	1.1
Total interest income on corporate funds (component of Other (income)/expense, net)	$24.1	$5.6

Short-term financing to support Client Funds Extended Strategy (B)	$20.7	$0.5
All other interest expense	17.6	17.9
Total interest expense	$38.3	$18.4

(A) We utilize a strategy by which we extend the maturities of our investment portfolio for funds held for clients and employ short-term financing arrangements to satisfy our short-term funding requirements related to client funds obligations. As part of our client funds investment strategy, we use daily collection of funds from our clients to satisfy other unrelated client funds obligations, rather than liquidating previously-collected client funds that have already been invested in available-for-sale securities.

(B) While “Corporate extended interest income” and “Short-term financing to support Client Funds Extended Strategy,” related to our client funds investment strategy, are non-GAAP measures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments, and short-term borrowings.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(in millions, except per share amounts)
(Unaudited)

In addition to our GAAP results, we use the adjusted results and other non-GAAP metrics set forth in the table below to evaluate our operating performance in the absence of certain items and for planning and forecasting of future periods:

Adjusted Financial Measures	U.S. GAAP Measures
Adjusted EBIT	Net earnings
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings	Net earnings
Adjusted diluted earnings per share	Diluted earnings per share
Adjusted effective tax rate	Effective tax rate
Organic constant currency	Revenues
Corporate extended interest income (see prior page)	Interest income
Short-term financing to Support Client Funds Extended Strategy (see prior page)	Interest expense

We believe that the exclusion of the identified items below helps us reflect the fundamentals of our underlying business model and analyze results against our expectations and against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. The nature of these exclusions is for specific items that are not fundamental to our underlying business operations. Since these adjusted financial measures and other non-GAAP metrics are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation from, as a substitute for, or superior to their corresponding U.S. GAAP measures, and they may not be comparable to similarly titled measures at other companies.

	Three Months Ended			Nine Months Ended
	March 31,		% Change	March 31,		% Change
	2023	2022	As Reported	2023	2022	As Reported
Net earnings	$1,043.1	$928.5	12%	$2,635.3	$2,323.4	13%
Adjustments:
Provision for income taxes	320.9	261.4		796.7	677.3
All other interest expense (a)	17.6	17.9		53.0	53.5
All other interest income (a)	(15.6)	(1.1)		(30.4)	(3.5)
Transformation initiatives (b)	6.3	1.3		7.9	2.3
Legal settlements (c)	—	—		(3.8)	—
Adjusted EBIT	$1,372.3	$1,208.0	14%	$3,458.7	$3,053.0	13%
Adjusted EBIT Margin	27.8%	26.8%		25.6%	24.7%

Provision for income taxes	$320.9	$261.4	23%	$796.7	$677.3	18%
Adjustments:
Transformation initiatives (d)	1.6	0.3		2.0	0.5
Legal settlements (d)	—	—		(1.0)	—
Adjusted provision for income taxes	$322.5	$261.7	23%	$797.7	$677.8	18%
Adjusted effective tax rate (e)	23.5%	22.0%		23.2%	22.6%

Net earnings	$1,043.1	$928.5	12%	$2,635.3	$2,323.4	13%
Adjustments:
Transformation initiatives (b)	6.3	1.3		7.9	2.3
Income tax provision/(benefit) for transformation initiatives (d)	(1.6)	(0.3)		(2.0)	(0.5)
Legal settlements (c)	—	—		(3.8)	—
Income tax provision/(benefit) for legal settlements (d)	—	—		1.0	—
Adjusted net earnings	$1,047.8	$929.5	13%	$2,638.4	$2,325.2	13%

Diluted EPS	$2.51	$2.21	14%	$6.33	$5.51	15%
Adjustments:
Transformation initiatives (b) (d)	0.01	—		0.01	—
Legal settlements (c) (d)	—	—		(0.01)	—
Adjusted diluted EPS	$2.52	$2.21	14%	$6.34	$5.51	15%

(a) In Adjusted EBIT, we include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. The adjustments in the table above represent the interest income and interest expense that are not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”

(b) In the three and nine months ended March 31, 2023, transformation initiatives include consulting costs relating to our company wide transformation initiatives, partially offset by net reversals relating to severance. Unlike other severance charges which are not included as an adjustment to get to adjusted results, these specific charges relate to actions taken as part of our broad-based, company-wide transformation initiative.

(c) Represents an insurance recovery from a legal settlement charge previously recorded.

(d) The income tax (benefit)/provision was calculated based on the annualized marginal rate in effect during the quarter of the adjustment.

(e) The Adjusted effective tax rate is calculated as our Adjusted provision for income taxes divided by the sum of our Adjusted net earnings plus our Adjusted provision for income taxes.

The following table reconciles our reported growth rates to the non-GAAP measure of organic revenue, which excludes the impact of acquisitions, the impact of dispositions, and the impact of foreign currency. The impact of acquisitions and dispositions is calculated by excluding the current year revenues of acquisitions until the one year anniversary of the transaction and by excluding the prior year revenues of divestitures for the one year period preceding the transaction. The impact of foreign currency is determined by calculating the current year result using foreign exchange rates consistent with the prior year. The PEO segment is not impacted by acquisitions, dispositions or foreign currency.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
Revenue growth consolidated:	2023	2022	2023	2022

Employer Services	11%	8%	9%	8%
PEO Services	5%	14%	9%	15%
Consolidated revenue growth as reported	9%	10%	9%	10%
Adjustments:
Impact of acquisitions	—%	—%	—%	—%
Impact of foreign currency	1%	1%	1%	—%
Consolidated revenue growth, organic constant currency	10%	11%	11%	10%

Segment:

Employer Services revenue growth as reported	11%	8%	9%	8%
Adjustments:
Impact of acquisitions	—%	—%	—%	—%
Impact of foreign currency	1%	1%	2%	—%
Employer Services revenue growth, organic constant currency	12%	9%	11%	8%

Automatic Data Processing, Inc. and Subsidiaries
Fiscal 2022 to Fiscal 2023 Non-GAAP Guidance Reconciliation
(in millions, except per share amounts)
(Unaudited)
			Fiscal 2023
	Fiscal 2022		Outlook
Earnings before income taxes / margin (GAAP)	$3,804.1	23.1%	145 to 170 bps
All other interest expense (a)	71.3	40 bps	-
All other interest income (a)	(7.1)	-	(20) bps
Transformation initiatives (b) - FY22	3.5	-	-
Transformation initiatives - FY23	-	-	-
Legal settlements - FY23	-	-	-
Adjusted EBIT margin (Non-GAAP)	$3,871.8	23.5%	125 to 150 bps

Effective tax rate (GAAP)		22.5%	23.0%
Transformation initiatives (b) - FY22		-	-
Transformation initiatives - FY23		-	-
Legal settlements - FY23		-	-
Adjusted effective tax rate (Non-GAAP)		22.5%	23.0%

Diluted earnings per share (GAAP)		$7.00	16% to 17%
Transformation initiatives (b) - FY22		0.01	-
Transformation initiatives - FY23		-	-
Legal settlements - FY23		-	-
Adjusted diluted earnings per share (Non-GAAP)		$7.01	16% to 17%

(a) We include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. These adjustments in the table above represent the interest income and interest expense that is not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”
(b) In fiscal 2022, transformation initiatives include impairment charges as a result of recognizing certain owned facilities at fair value given intent to sell and accordingly classified as held for sale and lease asset impairment charges, offset by gain on sale of assets and net reversals of charges related to other transformation initiatives, including severance.

Unlike other severance charges which are not included as an adjustment to get to adjusted results, these specific charges relate to actions taken as part of our broad-based, company-wide transformation initiative.

Safe Harbor Statement
This document and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "outlook," “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could,” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include: ADP's success in obtaining and retaining clients, and selling additional services to clients; the pricing of products and services; the success of our new solutions; compliance with existing or new legislation or regulations; changes in, or interpretations of, existing legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends and inflation; competitive conditions; our ability to maintain our current credit ratings and the impact on our funding costs and profitability; security or cyber breaches, fraudulent acts, and system interruptions and failures; employment and wage levels; changes in technology; availability of skilled associates; the impact of new acquisitions and divestitures; the adequacy, effectiveness and success of our business transformation initiatives; the impact of any uncertainties related to major natural disasters or catastrophic events, including the COVID-19 pandemic; and supply-chain disruptions. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in other written or oral statements made from time to time by ADP, should be considered in evaluating any forward-looking statements contained herein.

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